SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 30, 2007

FIRSTBANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-14209 (Commission File Number)	38-2633910 (IRS Employer Identification no.)

311 Woodworth Avenue Alma, Michigan (Address of principal executive office)	48801 (Zip Code)

Registrant’s telephone number,
including area code: (989) 463-3131

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 AND ITEM 2.03.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Introduction

On July 30, 2007, Firstbank Corporation (“Firstbank”) entered into several agreements providing for the private sale of Preferred Securities by its newly formed Delaware trust subsidiaries, Firstbank Capital Trust III (“Trust III”) and Firstbank Capital Trust IV (“Trust IV”) (collectively, the “Trusts,” and each individually, a “Trust”) to TWE, Ltd. (“TWE”). The sale of the Preferred Securities to TWE for an aggregate amount of $15,000,000 was completed on July 30, 2007. The agreements provide for each Trust to sell $232,000 of Common Securities to Firstbank, which was completed on July 30, 2007. The proceeds of the Preferred Securities were used by the Trusts on July 30, 2007, to purchase the Junior Subordinated Notes described below that were issued by Firstbank.

Firstbank used approximately $13.6 million of the proceeds from its Junior Subordinated Notes to pay down the balance on Firstbank’s line of credit. Firstbank had borrowed under its line of credit to finance its acquisition of Ionia County National Bank, now named Firstbank – West Michigan.

The principal agreements that Firstbank has entered into in connection with these trust preferred transactions are briefly described below.

Junior Subordinated Indentures

On July 30, 2007, Firstbank entered into two Indentures, one Indenture with respect to each Trust, between Firstbank and Wilmington Trust Company, as Trustee.

The Indenture entered into in connection with Trust III provides for the issuance by Firstbank of Junior Subordinated Notes due 2037 aggregating $7,732,000 in principal amount. The Junior Subordinated Notes bear interest at a fixed rate per annum of 6.566% through the Interest Payment Date in October 2012, and a variable rate per annum, reset quarterly, equal to LIBOR plus 1.35% thereafter. Interest is payable on each January 30, April 30, July 30, and October 30, commencing on October 30, 2007.

The Indenture entered into in connection with Trust IV provides for the issuance by Firstbank of Floating Rate Junior Subordinated Notes due 2037 aggregating $7,732,000 in principal amount. The Floating Rate Junior Subordinated Notes bear interest at a variable rate per annum, reset quarterly, equal to LIBOR plus 1.35% until paid or duly provided for. Interest is payable on each January 30, April 30, July 30, and October 30, commencing on October 30, 2007.

Under the Indentures, Firstbank has the option, as long as it is not in default under certain specified provisions of the Indentures, at any time and from time to time, to defer the payment of interest on the Junior Subordinated Notes for up to twenty consecutive quarterly interest payment periods. During any such extension period, or while an event of default exists under an Indenture, the respective Indenture imposes restrictions on Firstbank’s ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, or to make payments of principal, interest, or premium on, or repay, repurchase, or redeem, any debt securities it may issue that rank equal or junior to the Junior Subordinated Notes.

The Junior Subordinated Notes mature 30 years after their date of issuance, and can be redeemed in whole or in part by Firstbank, at its option, at 100% of their principal amount and accrued and unpaid interest, at any time after the fifth anniversary of the first interest payment date. Firstbank may also redeem the Junior Subordinated Notes in full, at its option, at 100% of their principal amount and accrued and unpaid interest during the continuance of certain “capital disqualification events,” “investment company events,” or “tax events” specified in the Indentures. The payment of principal and interest on the Junior Subordinated Notes is subordinate and subject to the right of payment of all Senior Debt of Firstbank as provided for in the Indentures.

The holders of 25% or more of the outstanding principal amount of the Junior Subordinated Notes, or the Trustee for such holders, may by notice to Firstbank (and in some cases also to the Trustee) declare the principal amount of all of the Junior Subordinated Notes of that series due and payable immediately upon the occurrence of certain events of default specified in the Indentures. These events of default include (i) failure to pay any interest when due following the nonpayment of any such interest for twenty or more consecutive quarterly interest payment periods, and (ii) certain acts of Firstbank or the entry of a specified court order regarding Firstbank, relating to bankruptcy, insolvency, reorganization, appointment of a receiver or liquidator, or similar matters. In some cases the holders of at least 25% of the liquidation amount of the Preferred Securities of a Trust that holds the series of Junior Subordinated Notes may have rights to accelerate the maturity of the Junior Subordinated Notes, if upon the occurrence of a specified event of default, the holders of the Junior Subordinated Notes do not take action to do so.

The Indentures provide for the payment of reasonable compensation to the Trustee under the Indentures and of its expenses. It also provides for Firstbank’s indemnification of the Trustee and its affiliates, and their officers, directors, shareholders, agents, representatives, and employees against loss, damage, and other liabilities relating to the Trusts or performance of its duties.

On July 30, 2007, Firstbank issued an aggregate amount of $15,464,000 of Junior Subordinated Notes to Wilmington Trust Company, as Property Trustee, under two Amended and Restated Trust Agreements, each dated July 30, 2007, described below, and received payment of $15,464,000.

Amended and Restated Trust Agreements

On July 30, 2007, Firstbank entered into two Amended and Restated Trust Agreements, one such agreement with respect to each Trust, among Firstbank, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and Thomas R. Sullivan, Samuel G. Stone, and Richard Rice, as Administrative Trustees (the “Trust Agreements”). Each of the Administrative Trustees is an officer of Firstbank.

The Trust Agreements provide for the issuance of two classes of Trust Securities. These two classes are Preferred Securities and Common Securities. The Preferred Securities issued in connection with Trust III have an aggregate liquidation amount of $7,500,000; and the Common Securities have an aggregate liquidation amount of $232,000. The Preferred Securities issued in connection with Trust IV have an aggregate liquidation amount of $7,500,000; and the Common Securities have an aggregate liquidation amount of $232,000. The Trust Agreements provide for distributions to be paid on the Preferred Securities and the Common Securities, based on the liquidation amount of the outstanding Trust Securities, at the same rates and times as interest is payable on the Junior Subordinated Notes issued by Firstbank to the Property Trustee under the Trusts. Each Trust Security has a liquidation amount of $1,000. The Preferred Securities are issued in minimum denominations of $100,000 of liquidation amount and integral multiples of $1,000. Maturity, redemption, and acceleration features for the Trust Securities correspond with those of the Junior Subordinated Notes. Payment of distributions, and the redemption price and liquidation distributions, on the Common Securities is subordinated to the payment of such amounts on the Preferred Securities.

The Trust Agreements provide for the payment of reasonable compensation to the trustees and payment of their expenses. It also provides for Firstbank’s indemnification of each trustee and its affiliates, and their officers, directors, shareholders, agents, representatives, and employees, against loss, damage, and other liabilities relating to the Trusts or performance of a trustee’s duties.

On July 30, 2007, each Trust sold $232,000 of Common Securities to Firstbank and $7,500,000 of Preferred Securities to TWE. The proceeds were used by each Trust to purchase $7,732,000 of Junior Subordinated Notes from Firstbank, which were registered in the name of the Property Trustee on behalf of such Trust. The sale of the aggregate amount of $15,000,000 of Preferred Securities authorized by the Trust Agreements was made to TWE pursuant to the terms of two Purchase Agreements, each dated July 30, 2007, described below.

Purchase Agreements

On July 30, 2007, Firstbank entered into two Purchase Agreements, one such agreement with respect to each Trust, among Firstbank, the Trust, and TWE. Each Purchase Agreement provides for the sale to TWE of the Preferred Securities of such Trust for a purchase price of $7,500,000. The Purchase Agreements also provide for the allocation of transaction expenses between Firstbank and TWE, and for indemnification of TWE and its affiliates against specified losses, claims, damages, and liabilities related to the transaction. The Purchase Agreements also require that the proceeds of the Preferred Securities and the Common Securities of the Trusts be used to purchase the corresponding series of Junior Subordinated Notes from Firstbank. The Purchase Agreements also provide for the forms of opinions of counsel that are to be delivered in connection with the closing of the Preferred Securities. The Purchase Agreements provide that the Preferred Securities will be guaranteed by Firstbank, on a subordinated basis, with respect to distributions and amounts payable upon liquidation, redemption, or repayment pursuant to the terms of two Guarantee Agreements, each dated July 30, 2007, described below.

Guarantee Agreements

On July 30, 2007, Firstbank, as Guarantor, entered into two Guarantee Agreements, one such agreement with respect to each Trust, between Firstbank and Wilmington Trust Company, as Guarantee Trustee, for the benefit of the holders from time to time of the Preferred Securities. Pursuant to the Guarantee Agreements, Firstbank unconditionally agrees to pay to the holders of the Preferred Securities (to the extent not paid by or on behalf of a Trust, and without duplication), amounts due and payable under the Preferred Securities, to the extent that the respective Trust has funds available for such payment at the time. The Guarantee Agreements also provide for Firstbank’s payment to the Guarantee Trustee of reasonable compensation from time to time, and for Firstbank to indemnify and hold harmless the Guarantee Trustee and its officers, directors, shareholders, employees, representatives, and agents from losses, damage, and other liabilities in connection with its service as Guarantee Trustee. Firstbank’s obligations under the Guarantee Agreements are subordinate and junior in right of payment to all of Firstbank’s Senior Debt.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 31, 2007	FIRSTBANK CORPORATION (Registrant) By: /s/ Samuel G. Stone —————————————— Samuel G. Stone Chief Financial Officer